UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2005

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 659-1361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, Cheniere Energy, Inc. (the “Company”) received a letter dated December 17, 2004 advising it of a nonpublic, informal inquiry being conducted by the Securities and Exchange Commission (the “SEC”). On August 9, 2005, the SEC informed the Company that it had issued a formal order and commenced a nonpublic factual investigation of actions and communications by the Company, its current or former directors, officers and employees and other persons in connection with the Company’s agreements and negotiations with Chevron USA, the Company’s December 2004 public offering of common stock, and trading in the Company’s securities. The scope, focus and subject matter of the SEC investigation may change from time to time, and the Company may be unaware of matters under consideration by the SEC. The Company has cooperated fully with the SEC informal inquiry and intends to continue cooperating fully with the SEC in its investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: August 11, 2005	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President and Chief Financial Officer